 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 3, 2016

CELL MEDX CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2857 Sumter Valley Circle Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(844) 238-2692

74 N. Pecos Road, Suite D, Henderson, NV 89074
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 3, 2016, Cell MedX Corp. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Richard Norman Jeffs (the “Lender”) for a loan in the principal amount of $50,000 maturing March 3, 2017, with interest payable at a rate of 6% per annum (the “Loan”).  As additional consideration for the Loan, the Company issued to the Lender share purchase warrants (the “Warrants”) for the purchase of up to 2,000,000 shares of the Company’s common stock, exercisable for a period of five years at a price of $0.15 per share if exercised during the first year, $0.25 per share if exercised during the second year, $0.40 per share if exercised during the third year, $0.60 per share if exercised during the fourth year and $0.75 per share during the fifth year.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The Warrants described in Item 1.01 were issued to the Lender in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation S of the Securities Act, on the basis of representations made by the Lender that he is not a "US Person" (as that term is deﬁned in Regulation S) and was not in the United States at the time the Lender acquired the Warrants.  The Company did not engage in any form of “directed selling efforts” (as that term is defined in Regulation S) in connection with the offering of the Warrants to the Lender.

The foregoing description of the Loan Agreement with the Lender does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement attached as Exhibit 10.1 hereto.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Loan Agreement dated March 3, 2016 between Richard Norman Jeffs and Cell MedX Corp.
99.1	News Release dated March 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.
Date:  March 9, 2016
By:           /s/ Yanika Silina
Yanika Silina,
Chief Financial Officer